UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement

On February 29, 2016, Coherus Biosciences, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with HealthCare Royalty Partners III, L.P., MX II Associates LLC, KMG Capital Partners, LLC and KKR Biosimilar L.P. (each an “Investor” and collectively, the “Investors”), and the Guarantors (as defined therein). Pursuant to the Purchase Agreement, on February 29, 2016, the Company issued and sold to the Investors $100 million aggregate principal amount of its 8.2% Convertible Senior Notes due 2022 (the “Notes”). The Notes were issued and sold for cash at a purchase price equal to 100% of their principal amount, less certain expenses, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will bear interest at a rate of 8.2% per annum payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2016. The Notes will mature on March 31, 2022, unless earlier converted, redeemed or repurchased, and bear a premium of 9% of their principal amount, which is payable when the Notes mature or are repurchased or redeemed by the Company. The Notes constitute general, senior unsubordinated obligations of the Company and are guaranteed by certain subsidiaries of the Company.

The holders of the notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding March 31, 2022 into shares of the Company’s common stock. The initial conversion rate is 44.7387 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $22.35, and is subject to adjustment in certain events described in the Purchase Agreement. On or after March 31, 2020, the Company may call the Notes for redemption if the last reported sale price per share of common stock exceeds 160% of the conversion price on each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice. The redemption price will be 109% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of noteholders on a record date to receive the related interest payment date).

If a “fundamental change” (as defined in the Purchase Agreement) occurs, then, subject to certain exceptions, the Company must offer to repurchase the Notes for cash at a repurchase price of 109% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date (subject to the right of noteholders on a record date to receive the related interest payment date).

The Notes are subject to customary events of default, upon the occurrence of which all payments on the Notes may (and, in certain circumstances, automatically will) become immediately due.

The Company granted the Investors certain registration rights requiring the Company to register, under the Securities Act, the resale of the shares of common stock issuable upon conversion of the Notes.

The foregoing description is only a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02	Results of Operations and Financial Conditions

On February 29, 2016, the Company issued a press release regarding its financial results for its fourth quarter and full year ended December 31, 2015. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement

The information provided above under Item 1.01 is incorporated by reference under this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information provided above under Item 1.01 is incorporated by reference under this Item 3.02.

Item 8.01	Other Events

On February 29, 2016, the Company issued a press release titled “Coherus BioSciences Enters into a $100 Million Financing Transaction.” This press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Convertible Note Purchase Agreement, dated as of February 29, 2016, among Coherus Biosciences, Inc., as Issuer, HealthCare Royalty Partners III, L.P., MX II Associates LLC, KMG Capital Partners, LLC and KKR Biosimilar L.P., each as an Investor, and the Guarantors party thereto (including the form of Note attached thereto as Exhibit A).

99.1	Press release dated February 29, 2016.

99.2	Press release titled “Coherus BioSciences Announces Private Placement of $100 Million Senior Convertible Notes,” dated February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2016	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Convertible Note Purchase Agreement, dated as of February 29, 2016, among Coherus Biosciences, Inc., as Issuer, HealthCare Royalty Partners II, L.P., MX II Associates LLC, KMG Capital Partners, LLC and KKR Biosimilar L.P., each as an Investor, and the Guarantors party thereto.

99.1	Press release dated February 29, 2016.

99.2	Press release titled “Coherus BioSciences Announces Private Placement of $100 Million Senior Convertible Notes,” dated February 29, 2016.